AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 2001.

                                            REGISTRATION NO.
                                                                --------------
==============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                         ------------------------

                                  FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------

                                ALDILA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

              DELAWARE                                 13-3645590
      (STATE OF INCORPORATION)            (I.R.S. EMPLOYER IDENTIFICATION NO.)


               12140 COMMUNITY ROAD, POWAY, CALIFORNIA 92064
                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                   ALDILA, INC. 1994 STOCK INCENTIVE PLAN
                          (FULL TITLE OF THE PLAN)

                             PETER R. MATHEWSON
                           12140 COMMUNITY ROAD,
                          POWAY, CALIFORNIA 92064
                               (858) 513-1801
         (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

    ==================================================================

                                             CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                         PROPOSED                 PROPOSED
  TITLE OF SECURITIES TO BE     AMOUNT TO BE      MAXIMUM OFFERING PRICE     MAXIMUM AGGREGATE        AMOUNT OF
         REGISTERED              REGISTERED             PER SHARE              OFFERING PRICE      REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
    Common Stock,
       par value $.01            1,000,000*                **                   $1,596,467            $399.12
---------------------------------------------------------------------------------------------------------------------
=====================================================================================================================

------------------------

* Plus such additional shares as may be available in order to adjust to a change in capitalization.

** As determined in accordance with Rule 457, the amount of the Registration Fee is based on (i) $2.36, the price at which 3,220 options may be exercised and (ii) $1.594, the average price of the high and low sales prices as reported on the Nasdaq
     National Market on March 23, 2001 for 996,780 options.

                                Page 1 of 5
                         Exhibit Index is on Page 5

                              EXPLANATORY NOTE

          This Registration Statement is being filed to register an additional 1,000,000 shares of Aldila Common Stock to be issued under the Aldila, Inc. 1994 Stock Incentive Plan (the "Plan"). The 3,100,000 shares of Aldila Common Stock previously available under the Plan were registered pursuant to Registration Statement on Form S-8 (Registration Nos. 33-80985 and 333-32237), which are incorporated by reference herein.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which are filed with the Securities and Exchange Commission (the "SEC"), are incorporated in this Registration Statement by reference:

          (a) The Company's report on Form 10-K for the fiscal year ended December 31, 1999;

          (b) The Company's reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000;

          (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal quarter covered by the report referred to in (b) above; and

          (d) The description of the Company's Common Stock, par value $.01, contained in a Registration Statement on Form 8-A filed on June 4, 1993.

          All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 28, 2001.

                                  ALDILA, INC.


                                  By:  /s/ Peter R. Mathewson
                                     ------------------------------------
                                     Peter R. Mathewson
                                     Chairman and Chief Executive Officer



                             POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter R. Mathewson and Robert J. Cierzan and each or any of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                  Title                     Date
           ---------                  -----                     ----


 /s/ Peter R. Mathewson          Chairman and               March 22, 2001
----------------------------     Chief Executive Officer
Peter R. Mathewson               (Principal Executive
                                 Officer)

 /s/ Robert J. Cierzan           Vice President, Finance    March 22, 2001
----------------------------     (Principal Financial
Robert J. Cierzan                Officer and Principal
                                 Accounting Officer)


 /s/ Peter E. Bennett            Director                   March 23, 2001
----------------------------
Peter E. Bennett


 /s/ Marvin M. Giles, III        Director                   March 23, 2001
----------------------------
Marvin M. Giles, III


 /s/ Vincent T. Gorguze          Director                   March 23, 2001
----------------------------
Vincent T. Gorguze


 /s/ John J. Henry               Director                   March 23, 2001
----------------------------
John J. Henry


 /s/ Thomas A. Brand             Director                   March 26, 2001
----------------------------
Thomas A. Brand


 /s/ Chapin Nolen                Director                   March 26, 2001
----------------------------
Chapin Nolen

                                ALDILA, INC.

                             INDEX TO EXHIBITS
                             -----------------

Exhibit No.                             Exhibit                       Page
-----------                             -------                       ----

 4.1     -      Specimen form of the Company's Common Stock
                certificate.*

 5.1     -      Opinion of Fried, Frank, Harris, Shriver &
                Jacobson re:  Legality.

15.1     -      Not Applicable.

23.1     -      Consent of Fried, Frank, Harris, Shriver &
                Jacobson (included in Exhibit 5.1).

23.2     -      Consent of Deloitte & Touche LLP, independent
                public accountants.

24.1     -      Power of Attorney for the Company relating to
                subsequent amendments (included on signature page herewith).




--------------------------

* Previously filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 Amendment No. 2 (Registration No. 33-61560) filed with the Securities and Exchange Commission on May 27, 1993 and incorporated herein by this reference.